Exhibit 99.2

Second Quarter 2003 Financial Review Comerica Incorporated July 16, 2003

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability of business segments and subsidiaries, estimates of credit quality trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, including the risk of deflation, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, changes in political, economic and regulatory stability in countries where Comerica operates, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the second quarter 2003 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Trends Questions & Answers

Highlights

Net Interest Income & Margin Net Interest Income down $18 MM (4%) from 1Q03 to $493 MM Net Interest Margin down 32 basis points from 1Q03 to 3.98%: Anticipated margin impact (11 bps): swap maturities portfolio restructuring Additional risk mitigating actions (21 bps): liquidity management portfolio restructuring 2Q02 3Q02 4Q02 1Q03 2Q03 0.0456 0.0446 0.0441 0.043 0.0398

Investments Available for Sale Portfolio Fixed Rate MBS* Floating / Hybrid MBS* US Treasury Bills Other 0.56 0.09 0.31 0.04 $2.9 billion $0.5 billion $1.6 billion $0.2 billion $5.2 billion as of June 30, 2003 *MBS = Mortgage-Backed Securities

Mortgage-Backed Securities 6/30/2003 6/30/2002 Generic 30 Year CMO* Portfolio Average Life 2.4 2.9 2.2 Extension Risk 4.2 5.3 6.1 # of years Total portfolio, including pending purchases: $4.8 billion Yield 3.38% 6.07% 3.55% *CMO = Collateralized Mortgage Obligations

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Credit Quality Non-Performing Assets NPAs by Line of Business: Middle Market 47% Global Finance 17% Large Corporate 11% Small Business 10% Com'l Real Estate 7% Michigan & Other Businesses California Texas International 0.513 0.265 0.061 0.161 Michigan & Other States 51% California 27% Texas 6% International 16% Geography based on location of loan office.

Three Months Ended Dollars in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Credit Quality Non-Accrual Loans

Credit Quality - Net Charge Offs NCOs by Line of Business: Middle Market 50% Global Finance 16% Large Corporate 14% Small Business 8% Comm'l Real Estate 4% Michigan & Nat'l Businesses California Texas International 0.512 0.252 0.08 0.156 Texas 8% International 16% California 25% Michigan & Other States 51% Geography based on location of loan office.

Credit Quality by Industry Concentration of NPAs: Manufacturing 17% Services 14% Automotive 12% Real Estate 8% Wholesale Trade 8% Concentration of NCOs: Wholesale Trade 16% Automotive 10% Entertainment 9% Manufacturing 8% Services 8%

Credit Quality - Reserves 2Q03 $33 MM 1Q03 $34 MM 4Q02 $35 MM 3Q02 $31 MM 2Q02 $21 MM *Included in Accrued Expenses and Other Liabilities on balance sheet. 2Q02 3Q02 4Q02 1Q03 2Q03 0.018 0.0182 0.0187 0.0188 0.0189 Allowance ($millions) $741 $758 $791 $801 $802 Allowance for Credit Losses on Lending - Related Commitments*

Credit Trends 2Q02 3Q02 4Q02 1Q03 2Q03 0.0155 0.0154 0.0137 0.0151 0.0137 2Q02 3Q02 4Q02 1Q03 2Q03 1.16 1.18 1.36 1.25 1.38

Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 7.61% Tier 1 8.27% Total risk-based 12.30% Common shareholder's equity: $5.1 billion 3.5 Million shares ($210 million) repurchased in 2002 - no shares have been repurchased year-to-date 2003

Trends Steady loan volumes High levels of liquidity Net interest margin compression Credit quality improvement tied to business recovery

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, Executive Vice President & CFO & Helen Arsenault, Director of Investor Relations